Exhibit 1.1

13,290,360 Shares

AVEPOINT, INC.

Shares of Common Stock (par value US$0.0001 per share)

UNDERWRITING AGREEMENT

September 16, 2025

September 16, 2025

Jefferies LLC (“Jefferies”)

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Morgan Stanley & Co. LLC (“Morgan Stanley”)

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Oversea-Chinese Banking Corporation Limited (“OCBC”)

c/o Oversea-Chinese Banking Corporation Limited

63 Chulia Street

#10-00 OCBC Centre East

Singapore 049514

UBS Securities LLC (“UBS Securities”)
c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

and solely for the purposes of Sections 1, 3, 4 and 5 hereto in its capacity as Stabilizing Manager (as defined herein) and not as Underwriter,

UBS AG, Singapore Branch

9 Penang Road

Singapore 238459

Ladies and Gentlemen:

Certain shareholders of AvePoint, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (the “Selling Shareholders”) severally and not jointly propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) or to the purchasers procured by the Underwriters (the “Subsequent Purchasers”), an aggregate of 13,290,360 shares of the common stock, par value US$0.0001 per share, of the Company (the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. Notwithstanding any provision to the contrary in this Agreement, the obligations of Bridge Water Trust, Fire Stone Family Trust, KEM Lily, LLC and KEM Rose, LLC (collectively, the “ZL Entities”) under this Agreement shall be joint and several among the ZL Entities.

KEM Phoenix, LLC (“KEM Phoenix”) has also granted the Underwriters an option (the “Over-Allotment Option”) exercisable by UBS AG, Singapore Branch as stabilizing manager (the “Stabilizing Manager”) (or any of its affiliates or other persons acting on its behalf), in consultation with the Underwriters, to purchase up to an aggregate of 1,993,550 shares of the Company’s common stock, par value US$0.0001 per share (the “Additional Shares”) (representing not more than 15.0% of the total Firm Shares) at the Public Offering Price (as defined herein), solely to cover the over-allotment of the Firm Shares, if any, subject to any applicable laws and regulations. For the avoidance of doubt, the Stabilizing Manager is not an Underwriter. The date and time of the closing of the exercise of the Over-allotment Option by the Stabilizing Manager are hereinafter referred to as the “Option Closing Date.”

The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value US$0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

In connection with the offering of the Firm Shares and the Additional Shares (the “Offering”), UBS AG, Singapore Branch as Stabilizing Manager and Anchor IV Pte. Ltd. (“Anchor IV”) have entered into a stock lending agreement dated September 16, 2025 (the “Stock Lending Agreement”) pursuant to which the Stabilizing Manager (or any of its affiliates acting on its behalf) may borrow up to an aggregate of 1,993,550 Shares from Anchor IV for the purpose of facilitating settlement of the over-allotment of Shares (if any) in connection with the Offering and the undertaking of stabilization transactions by the Stabilizing Manager.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-290264), including a prospectus, relating to certain securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and/or to be sold by certain selling shareholder(s) from time to time, as the case may be. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shelf Securities dated September 16, 2025 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.”

The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” shall mean each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after effectiveness of the Registration Statement and prior to the execution and delivery of this Agreement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

Oversea-Chinese Banking Corporation Limited and UBS AG, Singapore Branch (collectively, the “Joint Issue Managers”) had, on behalf of the Company, submitted Section (A) of the Listing Admissions Pack on January 24, 2025 and Section (B) of the Listing Admissions Pack on March 7, 2025 to the Singapore Exchange Securities Trading Limited (the “SGX-ST”). A conditional eligibility-to-list letter has been issued by the SGX-ST on March 26, 2025, as supplemented by the letter dated May 16, 2025 (the “ETL Letter”) for the secondary listing of, inter alia, the Company’s Common Stock on the Main Board of the SGX-ST (the “Listing”), subject to the terms and conditions as set out in the ETL Letter. In connection with the Listing, the Company entered into a management agreement dated September 16, 2025 (the “Management Agreement”) with Oversea-Chinese Banking Corporation Limited and UBS AG, Singapore Branch to act as joint issue managers for the purpose of managing the Listing. In connection with the Listing, the Company has prepared an introductory document to be dated on or around September 16, 2025 (the “Introductory Document”) and expects to publish the Introductory Document on the website of the SGX-ST on or around September 16, 2025.

The term “business day,” as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in Singapore and New York are open generally for normal banking business.

1.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)     The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 13(c) of this Agreement); or (ii) the information contained under the caption “Underwriting – Price Stabilization” of the Prospectus.

(c)     The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)     None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has not been any adverse change in the capital stock or long-term debt of the Company or any of the Company’s subsidiaries or any development that would reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any of the following: (i) a material adverse effect on the ability of the Company or any of the Company’s subsidiaries to consummate the sale of the Shares as contemplated hereby, (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, or results of operations of the Company and its subsidiaries, taken as a whole.

(e)     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) would not, singly or in the aggregate, have a Material Adverse Effect.

(f)     Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)     This Agreement has been duly authorized, executed and delivered by the Company.

(h)     The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the date hereof have been duly authorized and are validly issued, fully paid and non‑assessable. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there will be no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any of its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options, other than the issuance of securities under any employee incentive plans of the Company that are in existence as of the date of this Agreement in a manner consistent with past practice.

(i)     The Shares have been registered with the SEC (or exempted, as the case may be) and (i) are listed and tradeable on Nasdaq and (ii) from the date on which the Shares are first listed on the SGX-ST, will be listed and tradeable on the SGX-ST, in each case, without any restriction, other than as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(j)     There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(k)     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene any provision of applicable law or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental agency, body or court having jurisdiction over the Company or any of its subsidiaries (ii) result in any violation of the provisions of the certificate of incorporation or bylaws or other organizational documents, as applicable, of the Company or any of its subsidiaries; (iii) require the consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body for the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the sale of the Shares; and (B) such consents, approvals, authorizations, orders, registrations or qualifications as have already been obtained by the Company (including the receipt of the ETL Letter and the exemption from the Monetary Authority of Singapore dated September 12, 2025 (as supplemented) to enable stabilization of the Company’s Common Stock on the SGX-ST in accordance with the terms of the said exemption and the Securities and Futures (Market Conduct) (Exemptions) 2006 of Singapore in connection with the Offering (“MAS Stabilization Exemption”)).

(l)     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and (iii) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)     Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)     The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)     Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(p)     The Company and its subsidiaries possess all licenses, sublicenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure to possess or make the same would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)     The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(r)     Neither the Company nor any of its subsidiaries, directors or officers, nor to the Company’s knowledge, any of its affiliates, employees, agents or representatives, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, in violation of Anti-Corruption Laws.

(s)     The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. As used in this Agreement:

(i)     “Anti-Corruption Laws” means, collectively (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption;

(ii)     “Anti-Money Laundering Laws” means the applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, applicable provisions of the USA PATRIOT Act of 2001, including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986, the anti-money laundering statutes of all jurisdictions to the extent applicable to the Company or any of its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency;

(iii)     “Sanctioned Country” means a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria); and

(iv)     “Sanctions” means any sanctions administered or enforced by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom, or any other relevant sanctions authority.

(t)     The Company and its subsidiaries have conducted and will conduct their businesses in compliance in all material respects with Export Controls, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Export Controls is pending or, to the knowledge of the Company, threatened. As used in this Agreement:

(i)     “Export Controls” means all export control laws and regulations administered or enforced by (a) the United States Government (including by the U.S. Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 1778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774), and (b) any other relevant governmental authority, including (to the extent applicable) EU Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation;

(u)     The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Export Controls, Sanctions and with the representations and warranties contained herein.

(v)     Neither the Company nor any of its subsidiaries, directors or officers, nor to the Company’s knowledge, its affiliates, employees, agents or representatives, is an individual or entity (“Person”) that is, or is 50% or more owned or otherwise controlled by one or more Persons that are: (i) the target of any Sanctions; or (ii) located, organized or resident in a Sanctioned Country.

(w)     Since April 24, 2019, neither the Company nor any of its subsidiaries has engaged in, or is now engaged in, or will engage in, any dealings or transactions with any Person, or any Sanctioned Country or territory, that at the time of this dealing or transaction is or was, or whose government is or was, the subject of Sanctions, or with any Person that is designated on the Entity List or the Unverified List maintained by the U.S. Department of Commerce in violation of applicable Export Controls.

(x)     Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208.

(y)     Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)     (i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, software, works of authorship, data, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), Internet domain names, trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries that are registered with governmental or quasi-governmental authorities are subsisting and to the Company’s knowledge, valid and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; (vii) all datasets used to train, validate, or test any artificial intelligence models used by the Company and its subsidiaries have been obtained and used in compliance with applicable data privacy laws, Intellectual Property laws, and licensing and other agreements governing such datasets and (viii) the Company and its subsidiaries have maintained the proprietary source code comprising their respective software products and services as trade secrets and have not, and are under no contingent or non-contingent obligation to, license out any source code or deposit any source code in escrow, except in the case of each of (i) to (viii) as would not have a Material Adverse Effect.

(aa)     (i) The Company and its subsidiaries use and have used any and all software governed by “free” or “open source” licenses (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed, or granted or purported to grant any licenses or sublicenses to, any Open Source Software in any manner that, as a condition of distribution, conveyance, or propagation, requires or has required the Company or any of its subsidiaries to distribute or make available any source code or grant any license to prepare derivative works.

(bb)     (i) The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or leased and used by the Company and its subsidiaries in the operation of their respective businesses (collectively, “IT Systems”) are reasonably adequate for, and operate and perform, as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be likely to adversely affect the operation of such IT Systems; (ii) the Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards designed to maintain and protect the integrity, redundancy and security of all IT Systems used in connection with their businesses as currently conducted; and (iii) there has been no unauthorized access to the IT Systems except in the case of (i) to (iii) as would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)     (i) The Company and each of its subsidiaries are presently in compliance with all applicable written internal and external privacy policies, contractual obligations, industry standards, laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, governing the Company and each of its subsidiaries’ collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing of information that constitutes “personal data,” “personally identifiable information,” or similar term as defined under applicable law or is otherwise regulated under applicable law, (collectively, “Data Security Obligations”, and such information, “Data”); (ii) none of the Company or any of its subsidiaries have received any notification inquiry, request, claim, complaint or other communication from any governmental authority, regulatory entity, or other person or entity relating to or alleging their non-compliance with any applicable Data Security Obligation; and (iii) none of the Company or any of its subsidiaries have received written notice of any action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any applicable Data Security Obligation except in the case of (i) to (iii) as would not, singly or in the aggregate, have a Material Adverse Effect.

(dd)     The Company and each of its subsidiaries have implemented physical, technical and organizational measures designed to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts designed to establish and maintain and, except as would not singly or in the aggregate, have a Material Adverse Effect, have complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, such as oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent the unauthorized breach, destruction or loss or the unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems or Data in the Company or its subsidiaries’ possession or control (“Breach”). Except as would not, singly or in the aggregate, have a Material Adverse Effect: (i) to the Company’s knowledge, there has been no such Breach, and (ii) the Company and its subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any such Breach.

(ee)     (i) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and (ii) to the knowledge of the Company, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, that would, in the case of (i) and (ii), singly or in the aggregate, have a Material Adverse Effect.

(ff)     The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

(gg)     The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(hh)     The Company believes that it is not currently, and it does not anticipate becoming in the future, a United States real property holding corporation for U.S. federal income tax purposes.

(ii)     The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures regarding “Non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) comply to the extent applicable with Item 10 of Regulation S-K of the Securities Act; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj)     Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(kk)     The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ll)     (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company, or, with respect to any employee benefit plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code), has any liability (each, a “Plan”) has been maintained in compliance with ERISA and the Code; (ii) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan; (iii) with respect to each Plan subject to Title IV of ERISA (A) no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur and (B) neither the Company nor any member of its Controlled Group has incurred or reasonably expects to incur, any liability under Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to the termination of, or withdrawal from, any such Plan and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter issued by the IRS and nothing to the Company’s knowledge has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(mm)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; such disclosure controls and procedures are effective at the reasonable assurance level; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn)     The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(pp)     The Company has not (i) alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(qq)     Other than the authorization of the Stabilizing Manager to engage in transactions that stabilize the market price of the Shares on the SGX-ST, none of the Company or any of its subsidiaries or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Offering.

(rr)     Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans, earn out or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ss)     As of the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.     Representations and Warranties of the Selling Shareholders. Each Selling Shareholder (other than the ZL Entities) severally, and not jointly with any other Selling Shareholder, and each ZL Entity jointly and severally among themselves, represents and warrants to and agrees with each of the Underwriters that:

(a)     This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(b)     Each Selling Shareholder that is a corporation has been duly incorporated, is validly existing as a corporation in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation. Each Selling Shareholder that is a trust has been duly constituted under the laws of the jurisdiction of its constitution.

(c)     The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Continental Stock Transfer & Trust Company (the “Custodian”) as custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the attorneys‑in‑fact of certain Selling Shareholders to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by‑laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the FINRA in connection with the offer and sale of the Shares.

(d)     Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

(e)     The Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder. The Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, to the extent that such Selling Shareholder is a party thereto.

(f)     Each Selling Shareholder has taken all necessary action in relation to the Shares to be sold by it under this Agreement in order to be able to transfer and register such Shares in the name of Cede & Co. as nominee for DTC (for the account of CDP as DTC Participant holding account #5700) and the transfer and register of book entry interest in the Shares by CDP to purchasers of the Shares. Such Shares have been registered with the SEC (or exempted, as the case may be) and (i) will be listed and tradeable on Nasdaq and (ii) from the date on which the Shares are first listed on the SGX-ST, will be listed and tradeable on the SGX-ST, in each case, without any restriction, other than as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(g)     Such Selling Shareholder has delivered to the Underwriters an executed lock-up agreement (the “Lock-up Agreement”) in substantially the form attached hereto as Exhibit A.

(h)     Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement. Other than the authorization of the Stabilizing Manager to engage in transactions that stabilize the market price of the Shares on the SGX-ST, no such Selling Shareholder has taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Offering.

(i)     No such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) has prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus relating to the Shares.

(j)     With respect to each Selling Shareholder that is an individual:

(i)     no such Selling Shareholder is: (A) the target of any Sanctions; or (B) located or resident in a Sanctioned Country;

(ii)     such Selling Shareholder has not taken or will not take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of such Selling Shareholder, or to otherwise secure any improper advantage, in violation of Anti-Corruption Laws;

(iii)     such Selling Shareholder has complied with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of such Selling Shareholder, threatened.

(k)     With respect to each Selling Shareholder that is a corporation or trust:

(i)     Neither the Selling Shareholder nor any of its subsidiaries, affiliates, shareholders, directors or officers, or to the knowledge of such Selling Shareholder, its employees, agents or representatives, is a Person that is, or is 50% or more owned or otherwise controlled by one or more Persons that are (A) the target of any Sanctions; or (B) located, organized or resident in a Sanctioned Country.

(ii)     (a) Neither such Selling Shareholder nor any of its subsidiaries, affiliates, directors or officers, or to the knowledge of such Selling Shareholder, its employees, agents or representatives, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of such Selling Shareholder or its subsidiaries or affiliates, or to otherwise secure any improper advantage, in violation of Anti-Corruption Laws.

(iii)     The Selling Shareholder and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Selling Shareholder, threatened.

(iv)     It is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise, or (D) a plan that is not subject to Title I of ERISA but that is subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code.

(l)     Such Selling Shareholder will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Person:

(i)     to fund any activities or business of or with any Person that, at the time of such funding, is the target of Sanctions or with a Sanctioned Country;

(ii)     to fund or facilitate any money laundering or terrorist financing activities; or

(iii)     in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).

(m)     Since April 24, 2019, such Selling Shareholder (and, where the Selling Shareholder is a corporation, its subsidiaries) has not knowingly engaged in, is not now knowingly engaged in, any dealings or transactions with any Person, that at the time of this dealing or transaction is or was, the target of Sanctions or with a Sanctioned Country.

(n)     If such Selling Shareholder is a corporation or trust that is not a United States person, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Singapore or the British Virgin Islands or to any political subdivision or taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein, in each case, except (A) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (B) for any withholding, capital gains or income tax imposed by any jurisdiction solely due to any Underwriter being tax resident or having a fixed or permanent establishment in such jurisdiction.

(o)     (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(o): (A) are limited solely to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company or the Underwriters in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus (all such information, the “Selling Shareholder Information”) it being understood and agreed for the purposes of this Agreement that the Selling Shareholder Information consists, with respect to each Selling Shareholder, of only of (A) such Selling Shareholder’s legal name, address and the number of shares of Common Stock beneficially owned by such Selling Shareholder before the offering contemplated hereby, and (B) the other information with respect to such Selling Shareholder (excluding percentages) which appear under the section titled “Principal and Selling Securityholders” contained in the Time of Sale Prospectus. The representations and warranties set forth in this Section 2(o) do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 13(c) of this Agreement).

3.     Agreements to Sell and Purchase. (a) Each Selling Shareholder (other than the ZL Entities) severally and not jointly, and each ZL Entity jointly and severally among themselves, hereby agrees to sell to the Subsequent Purchasers or, failing which, the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to procure purchasers for or, failing which, to purchase itself or through its Affiliates from such Selling Shareholder at S$19.50 a share (the “Public Offering Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(b)     In consideration of the Underwriters purchasing or procuring purchasers for the Firm Shares and the Additional Shares, each Selling Shareholder (other than the ZL Entities) severally and not jointly with any other Selling Shareholder, and each ZL Entity jointly and severally among themselves, agrees to pay to the Underwriters a gross commission of 3.0% of the aggregate Public Offering Price in respect of the relevant number of Firm Shares and/or Additional Shares actually sold by such Selling Shareholder (the “Underwriting Commissions”), which shall be allocated among all Underwriters in accordance with the proportions of the Firm Shares and/or Additional Shares set forth in Schedule II hereto opposite the name of such Underwriter. For the avoidance of doubt, no Underwriting Commissions shall be payable by any Selling Shareholder on any Additional Shares that have been committed but are not actually sold pursuant to the Over-Allotment Option.

(c)     In addition, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, KEM Phoenix grants the Underwriters the Over-Allotment Option which is exercisable in full or in part, by the Stabilizing Manager (or any of its affiliates or other persons acting on its behalf), in consultation with the Underwriters, on one or more occasions from the Listing Date until the date (the “Option End Date”) which is the earlier of:

(i)     the date falling 30 days from the Listing Date; and

(ii)     when the Stabilizing Manager (or any of its affiliates or other persons acting on its behalf) has bought, on the SGX-ST, an aggregate of 1,993,550 Shares, representing no more than 15.0% of the total number of Firm Shares in the Offering, in undertaking stabilizing actions, to purchase up to an aggregate of 1,993,550 Shares (representing not more than 15.0% of the total Firm Shares) at a price per Additional Share up to the Public Offering Price, solely to cover the over-allotment of the Firm Shares, if any, subject to any applicable laws and regulations.

(d)     Such notice of exercise shall be substantially in the form of Exhibit E of this Agreement, and shall state the number of Additional Shares in respect of which the Over-Allotment Option is being exercised and shall designate the Option Closing Date for the exercise of the Over-Allotment Option which shall be no earlier than the Listing Date and no earlier than the date falling three business days after the date of such notice. Any notice of exercise may only be given on a business day in Singapore and if given later than 5.00 pm (Singapore time) on any business day in Singapore shall be deemed to have been given on the immediately following business day in Singapore.

(e)     In the event and to the extent that the Over-Allotment Option is exercised, KEM Phoenix agrees to transfer and sell to the Underwriters (or their nominees, as directed by the Underwriters), and each Underwriter agrees, severally and not jointly, to purchase themselves or through their respective Affiliates the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Shares to be purchased on the Option Closing Date as the number of Additional Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Additional Shares, in respect of which the Over-Allotment Option is exercised, subject to and in accordance with the provisions of this Agreement, at a price per Additional Share up to the Public Offering Price.

(f)     KEM Phoenix shall, on the Option Closing Date, deliver such number of Additional Shares equal to the number of Additional Shares that is stated in the notice of exercise of the Over-Allotment Option to Anchor IV to the securities account with DTC specified in such notice, against the payment of the Additional Shares in accordance with Section 6 of this Agreement. The delivery of such Additional Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Stabilizing Manager shall otherwise instruct.

4.     Terms of Public Offering. The Selling Shareholders are advised that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriters is advisable. The Selling Shareholders are further advised by the Underwriters that the Shares are to be offered to the public upon the terms set forth in the Prospectus. Each Selling Shareholder is advised by OCBC that OCBC is not a broker-dealer registered with the Commission and may not make sales in the United States or to U.S. persons (as such term is defined in Regulation S of the Securities Act), and that OCBC does not intend to and will not offer or sell any of the Shares in the United States or to U.S. persons.

5.     Stabilization. (a) In connection with the Offering, the Stabilizing Manager (or any of its affiliates or other persons acting on its behalf) at its discretion, may, to the extent permitted by applicable laws and regulations and the MAS Stabilization Exemption and in compliance therewith, over-allot and otherwise effect transactions (in the open market or otherwise) with a view to stabilizing or maintaining the market price of the Shares on the SGX-ST at levels above those that would otherwise prevail in the open market and such stabilization on the SGX-ST, if commenced, may be discontinued at any time at the Stabilizing Manager’s sole discretion and shall not be effected after the earlier of (i) the date falling 30 days from the Listing Date, and (ii) the date when the Stabilizing Manager (or any of its affiliates or other persons acting on its behalf) has bought on the SGX-ST an aggregate of 1,993,550 Shares, representing no more than 15.0% of the total number of Firm Shares in the Offering, in undertaking stabilizing actions. Such transactions may be effected on the SGX-ST in compliance with all applicable laws and regulations, including the Securities and Futures Act 2001 of Singapore (the “SFA”) and any regulations thereunder, and all the terms of the MAS Stabilization Exemption. Subject to compliance with the relevant laws and regulations and the MAS Stabilization Exemption, the Stabilizing Manager may appoint an agent to carry out stabilization on its behalf.

(b)     Subject to Section 5(a) above, each of the Underwriters hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. The parties agree that this undertaking shall cease upon the cessation of stabilization actions by the Stabilizing Manager (or any of its affiliates or other persons acting on its behalf) in accordance with Section 5(a).

6.     Payment and Delivery. (a) Subject to the terms and conditions of this Agreement, by 7.30 p.m. (Singapore time) (or such other time as the parties hereto may agree) on September 18, 2025 (the “Closing Date”):

(i)     each of the Selling Shareholders shall transfer and sell the number of Firm Shares set out against its/his/her name in Column 2 of Schedule I at the Public Offering Price in accordance with the terms of the Offering as set out in the Prospectus;

(ii)     each of the Company and the Selling Shareholders shall have taken all such actions as may be required to enable the Firm Shares to be credited and delivered by CDP to the CDP account or accounts specified by the Underwriters on the Closing Date;

(iii)     KEM Phoenix shall have taken all such actions as may be required to enable the Additional Shares to be credited and delivered, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC on the Option Closing Date;

(iv)     each Underwriter shall initiate payment, by wire transfer of same-day funds to the Company Bank Account, of an amount equivalent to the Public Offering Price of each Firm Share in Singapore Dollars multiplied by the number of Firm Shares set out against its name in Column 2 of Schedule II; and

(v)     each Underwriter shall initiate payment, by wire transfer of same-day funds to the Stabilizing Manager Bank Account, of an amount equivalent to the Public Offering Price of each Share over-allotted by the Underwriters in Singapore Dollars multiplied by the number of Additional Shares set out against its name in Column 3 of Schedule II.

For the purposes of this Agreement, the “Company Bank Account” means the bank account with OCBC specified by the Company to the Underwriters at least four business days in advance of the Closing Date and the “Stabilizing Manager Bank Account” means the Singapore Dollar bank account specified by the Stabilizing Manager to the Underwriters at least four business days in advance of the Closing Date.

(b)     By 11.00 a.m. (Singapore time) (or such other time as the parties hereto may agree) on September 19, 2025 (the “Listing Date”):

(i)     OCBC (in its capacity as representative on behalf of the Underwriters) shall, in accordance with the instructions of the Company, convert the Singapore Dollar proceeds from the sale of the Firm Shares (less the Singapore Dollar amount of the Underwriting Commissions, any goods and services or other applicable taxes payable on such Underwriting Commissions and any withholding required by law) in the Company Bank Account from Singapore Dollars to US Dollars based on an exchange rate of S$1.2820 to US$1;

(ii)     OCBC (in its capacity as a joint signatory of the Company Bank Account and as representative on behalf of the Underwriters) shall make payment by wire transfer of same-day funds in accordance with the instructions of the Company of:

(A)     US$196,089,827.93 to the bank account specified by the Custodian (“Custodian Bank Account”) on behalf of the Selling Shareholders to OCBC in writing at least four business days in advance of the Closing Date; and

(B)     the relevant Singapore Dollar amount of the Underwriting Commissions to each Underwriter in respect of the Firm Shares in proportion to the respective number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter, as well as any goods and services or other applicable taxes payable on such Underwriting Commissions to each Underwriter, to the relevant bank account specified by each Underwriter to the Company and OCBC at least four business days in advance of the Closing Date.

(c)     For the avoidance of doubt, the Stabilizing Manager is authorized to retain and use the proceeds from the over-allotment of Shares received pursuant to Section 6(a)(v) above in connection with the Offering (being an amount equal to the number of Shares borrowed under the Stock Lending Agreement multiplied by the Public Offering Price) for the purpose of carrying out stabilizing action in connection with the Offering.

(d)     Subject to the terms and conditions of this Agreement, at 5:00 p.m. (Singapore time) (or such other time as the parties hereto may agree) on the Option Closing Date (if applicable):

(i)     KEM Phoenix shall sell and transfer the number of Additional Shares specified in the relevant notice of exercise of the Over-Allotment Option (which shall be substantially in the form set out in Exhibit E) to the account designated by the Stabilising Manager in the aforementioned notice and deliver an authorization letter to the Custodian (which shall be substantially in the form set out in Exhibit F); and

(ii)     the Stabilizing Manager shall, on behalf of the Underwriters, make payment of the Additional Shares Proceeds (as defined below) to the Custodian Bank Account. For the purposes of this Agreement, “Additional Shares Proceeds” mean the aggregate Singapore Dollar proceeds from the transfer and sale of the Additional Shares specified in the notice of exercise of the Over-Allotment Option at the Public Offering Price (less the Singapore Dollar amount of the Underwriting Commissions in respect of the Additional Shares sold by KEM Phoenix, any goods and services or other applicable taxes payable on such Underwriting Commissions and any withholding required by law), converted from Singapore Dollars to US Dollars based on an exchange rate to be mutually agreed between KEM Phoenix and the Stabilizing Manager; and

(iii)     the Stabilizing Manager shall make payment of the relevant Singapore dollar amount of the Underwriting Commissions in respect of such Additional Shares to the Underwriters in proportion to their respective underwriting commitments, as well as any goods and services or other applicable taxes payable on such Underwriting Commissions in respect of such Additional Shares and any withholding required by law, by wire transfer of same-day funds to the relevant bank account specified by each Underwriter to the Stabilizing Manager at least four business days in advance of the Option Closing Date.

7.     Conditions to the Underwriters’ Obligations. The several obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)     no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Underwriters, is material and adverse and that makes it, in the judgment of the Underwriters, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)     The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 7(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)     The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)     The Underwriters shall have received on the Closing Date an opinion of WongPartnership LLP, outside Singapore counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)     The Underwriters shall have received on the Closing Date an opinion from each of Cooley LLP (US counsel for the Company and relating to the Selling Shareholders), WongPartnership LLP (Singapore counsel for Anchor IV) and Harneys LLP (British Virgin Islands counsel with respect to River Valley Ltd and Balmoral Blue Ltd), in each case, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)     The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g)     The Underwriters shall have received, on each of the date hereof and the Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(h)     The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in ease case, in form and substance satisfactory to the Underwriters.

(i)     The Lock-up Agreements between the Underwriters and the shareholders, officers and directors of the Company set forth in Exhibit B hereto shall be in full force and effect on the Closing Date.

(j)     The Underwriters shall have received on the Closing Date a certificate of each of the Selling Shareholders (or from an Attorney-in-Fact on behalf of such Selling Shareholders), in form and substance satisfactory to the Underwriters, confirming that the representations of such Selling Shareholders are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(k)     The ETL Letter shall not have been revoked on or prior to the Closing Date, other than due to the failure by the Joint Issue Managers to comply with any condition thereunder.

(l)     The Company shall comply to the satisfaction of the SGX-ST with all the conditions imposed by the SGX-ST in granting such in-principle approval (including under the ETL Letter) for the Listing, where such conditions are required to be complied with by the Company by the Closing Date and other than due to the failure by the Joint Issue Managers to comply with any condition thereunder.

(m)     The Introductory Document shall have been published on the website of the SGX-ST on or around September 16, 2025 (other than due to the failure by the Joint Issue Managers to take any action relating thereto).

(n)     The Stock Lending Agreement between the Stabilizing Manager and Anchor IV shall be in full force and effect on the Closing Date.

(o)     The Management Agreement having been entered into and being in full force and effect on the Closing Date.

(p)     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of the following:

(i)     a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 7(b) hereof remains true and correct as of such Option Closing Date;

(ii)     an opinion and a negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(c) hereof;

(iii)     an opinion of WongPartnership LLP, outside Singapore counsel for the Company, dated the Option Closing Date, to the same effect as the opinion required by Section 7(d) hereof;

(iv)     an opinion of WongPartnership LLP, Singapore counsel for Anchor IV, dated the Option Closing Date, relating to the Stock Lending Agreement and otherwise to the same effect as the opinion required by Section 7(e) hereof;

(v)     an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, to the same effect as the opinion required by Section 7(f) hereof;

(vi)     a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)     a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 7(h) hereof; and

(viii)     such other documents as the Underwriters may reasonably request with respect to the good standing of the Company and Anchor IV (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), the due authorization and sale of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

With respect to the negative assurance letters to be delivered pursuant to Sections 7(c) and 7(f) above, Cooley LLP and Latham & Watkins LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

8.     Covenants of the Company to the Underwriters. The Company covenants with each Underwriter as follows:

(a)     To furnish to the Underwriters, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Underwriters, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(e) or 8(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b)     Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)     To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d)     Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)     If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)     If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)     To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriters shall reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Shares.

(h)     To pay the registration fee for the Offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(i)     To use commercially reasonable efforts to have the Shares approved for listing on the SGX-ST on the Listing Date.

(j)     To use commercially reasonable efforts (A) to maintain the listing of the Shares on the NASDAQ Global Select Market and the SGX-ST for at least one year after the Listing Date and (B) to maintain the fungibility and to facilitate the transfer of Shares between CDP and The Depositary Trust Company for so long as the Shares are listed on the SGX-ST.

(k)     If any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(l)     If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with each Underwriter that, without the prior written consent of UBS Securities (in its capacity as representative on behalf of the Underwriters), it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any Lock-Up Securities.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or performance stock unit or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the grant of compensatory equity-based awards, and/or the issuance of shares of Common Stock with respect thereto, or the filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted, issued or to be granted pursuant to any plan described in the Time of Sale Prospectus; or (D) the issuance by the Company of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or the entrance into an agreement to issue Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock that the Company may issue or agree to issue pursuant to this clause (D) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the Shares; and provided further, that the recipients of any such shares of Common Stock and securities issued pursuant to this clause (D) during the 90-day restricted period described above shall enter into an agreement substantially in the form attached hereto as Exhibit A on or prior to such issuance; or (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

If UBS Securities (in its capacity as representative on behalf of the Underwriters), agrees to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

9.     Covenants of the Company to the Stabilizing Manager. The Company covenants with the Stabilizing Manager that it will execute and deliver the appointment letter in the form set out in Exhibit D to appoint UBS AG, Singapore Branch as the Stabilizing Manager and authorise the same to be delivered to the SGX-ST prior to the Closing Date.

9A.      Covenants of the Selling Shareholders to the Stabilizing Manager. Each of the Selling Shareholders (other than the ZL Entities) severally and not jointly with any other Selling Shareholder, and each ZL Entity jointly and severally among themselves, covenant with the Stabilizing Manager as follows in relation to stabilization:

(a)     Each of the Selling Shareholders will execute and deliver the appointment letter in the form set out in Exhibit D to appoint UBS AG, Singapore Branch as the Stabilizing Manager and authorise the same to be delivered to the SGX-ST prior to the Closing Date.

(b)     Each of the Selling Shareholders will (i) as soon as practicable before the Closing Date, deliver to the Stabilizing Manager a list in writing of all its associates (as defined in Section 4(6) of the SFA and for the purpose of Regulation 3A(8) of the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006 of Singapore) as of the date of its notice of exercise to the Stabilizing Manager (being a date after the date of this Agreement), and (ii) thereafter, and from time to time up to the last day on which the Over-Allotment Option may be exercised, deliver to the Stabilizing Manager an updated list of any other persons who become its associates after the date of the earlier notice of exercise to the Stabilizing Manager.

(c)     Each of the Selling Shareholders will not and will procure that its associates (as defined in Section 4(6) of the SFA) will not, directly or indirectly, execute or cause to be executed any sell order of the Shares (whether through the Stabilizing Manager or any broking entity affiliated with the Stabilizing Manager), during the period commencing from the date of commencement of trading of the Shares on the SGX-ST and ending on the Option End Date.

10.     Covenants of the Selling Shareholders to the Underwriters. Each Selling Shareholder (other than the ZL Entities) severally and not jointly with any other Selling Shareholder, and each ZL Entity jointly and severally among themselves, covenants with each Underwriter as follows:

(a)     Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form, in each case establishing a complete exemption from United States backup withholding tax and any withholding imposed under Chapter 4 of the Code.

(b)     Each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)     All sums payable by the Company or each Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the relevant Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter or the Stabilizing Manager of the full amount that would have been received had no deduction or withholding been made.

(d)     All sums payable to an Underwriter or the Stabilizing Manager shall be considered exclusive of any value added or similar taxes. Where the Company or, as the case may be, a Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter or the Stabilizing Manager, the Company or such Selling Shareholder shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

11.     Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s and the Selling Shareholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer, stamp or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the fees and disbursements of counsel to the Underwriters, including fees incurred in connection with the review and qualification of the Offering by FINRA, (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Market and the SGX-ST, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, (x) all accountable expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the fees and disbursements of counsel for the Underwriters actually incurred in connection with offers and sales outside of the United States, (xi) any other accountable out-of-pocket disbursements and expenses actually incurred by the Underwriters, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, provided that the expenses reimbursed to the Underwriters pursuant to (iii), (iv), (x) and (xi) shall be mutually agreed among the Underwriters and the Company within five weeks after the Closing Date and shall not exceed US$1.5 million in the aggregate. It is understood, however, that except as provided in this Section, Section 13 entitled “Indemnity and Contribution” and the last paragraph of Section 15 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel for offers and sales within the United States, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

12.     Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. Neither such Underwriter nor its affiliates nor any person acting on its or their behalf has taken any action or will take any action in any jurisdiction (other than the United States) that would permit a public offering of the Shares.

13.     Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriter Information (as defined in Section 13(c) of this Agreement); (ii) the information contained under the caption “Underwriting – Price Stabilization” of the Prospectus; or (iii) any information relating to any Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use therein.

(b)     Each Selling Shareholder (other than the ZL Entities) agrees severally and not jointly, and each ZL Entity agrees jointly and severally among themselves, to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable and documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if such untrue statement or omission or alleged untrue statement or omission is in respect of any Selling Shareholder Information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto); provided that each such Selling Shareholder’s indemnification obligation under this Agreement shall not exceed the net proceeds from the sale of the Shares actually received by such Selling Shareholder pursuant to this Agreement.

(c)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto (such information furnished by any Underwriter, the “Underwriter Information”), it being understood and agreed that the only such information furnished by (i) OCBC and UBS Securities consists of the following information in the Prospectus: the underwriting discount and commission figures appearing under the caption “Underwriting – Underwriting Agreement” and the information contained under the caption “Underwriting – Price Stabilization” and (ii) Jefferies and Morgan Stanley consists of the following information in the Prospectus: the underwriting discount and commission figures appearing under the caption “Underwriting – Underwriting Agreement”.

(d)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 13(a), 13(b) or 13(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (B) the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys‑in‑fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (2) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)     To the extent the indemnification provided for in Section 13(a), 13(b) or 13(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by paragraph 13(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in paragraph 13(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by each Selling Shareholder and the total Underwriting Commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 13 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(f)     The Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 13 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 13(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 13(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 13, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 13 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)     The indemnity and contribution provisions contained in this Section 13 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its officers or directors, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

14.     Termination. The Underwriters may terminate this Agreement by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Stock Market, the London Stock Exchange, The Stock Exchange of Hong Kong Limited or the SGX-ST or, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Singapore shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by any U.S. federal or New York State, United Kingdom, Hong Kong or Singapore authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, singly or together with any other event specified in this paragraph (v), makes it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

15.     Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as the non-defaulting Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 16 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the non-defaulting Underwriters, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter, the Company or the Selling Shareholders. In any such case the non‑defaulting Underwriters, the Company or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the Offering contemplated hereunder.

16.     Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.

(b)     The Company and each Selling Shareholder acknowledge that in connection with the Offering: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

(c)     Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the Offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the Offering or sell any Shares at the Public Offering Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

17.     Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)      In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.     Recognition of Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024. Notwithstanding anything to the contrary in, and to the exclusion of any other term or condition of, this Agreement or any other agreement, arrangement, or understanding, each party to this Agreement agrees, in accordance with regulation 33 of the FSM Regulations, to be bound by: (a) section 92 of the FSM Act; and (b) any suspension of the exercise of any termination right in this Agreement made by the MAS under section 93 of the FSM Act, in relation to the qualifying pertinent financial institution or its subsidiary relating to this Agreement to the extent required by and in accordance with the FSM Regulations.

This Section shall be interpreted in accordance with the FSM Regulations and the FSM Act. For the purposes of this Section, “FSM Act” shall mean the Financial Services and Markets Act 2022 of Singapore. “FSM Regulations” shall mean the Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024 of Singapore. “MAS” shall mean the Monetary Authority of Singapore. “qualifying pertinent financial institution” means a bank that is incorporated in Singapore and to which a direction is issued under section 52(1) of the FSM Act. “termination right” shall have the meaning set out in section 91 of the FSM Act.

19.     Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20.     Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21.     Submission to Jurisdiction; Appointment of Agents for Service; Trial by Jury. (a) The Company and each of the Selling Shareholders irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the Offering (each, a “Related Proceeding”). Each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each of the parties to this Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)     Each of River Valley Ltd (“River Valley”) and Balmoral Blue Limited (“Balmoral Blue”) hereby irrevocably appoints the Company, with offices at 901 East Byrd Street, Suite 900, Richmond, VA 23219 (Attention: Brian Michael Brown) as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each of River Valley and Balmoral Blue waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of River Valley and Balmoral Blue represents and warrants that such agent has agreed to act as the agent of River Valley and Balmoral Blue for service of process, and each of River Valley and Balmoral Blue agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

22.     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.

23.     Taxes. If any sum payable by the Company or a Selling Shareholder under this Agreement is subject to tax in the hands of an Underwriter or Stabilizing Manager or taken into account as a receipt in computing the taxable income of that Underwriter or Stabilizing Manager (excluding net income taxes on Underwriting Commissions payable hereunder), the sum payable to the Underwriter or Stabilizing Manager under this Agreement shall be increased to such sum as will ensure that the Underwriter or Stabilizing Manager shall be left with the sum it would have had in the absence of such tax.

24.     Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

25.     Notices. All communications hereunder shall be in writing and effective only upon receipt and delivered, mailed or sent as set forth in Schedule IV.

[Signature Pages Follow]

Very truly yours, AVEPOINT, INC.

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Legal and Compliance Officer

[Signature Page to Underwriting Agreement]

Very truly yours, G SONATA TRUST

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, GIOCOSO HOLDINGS, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, CADENZA HOLDINGS, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, VIVACE HOLDINGS, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, RIVER VALLEY LTD.

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, KEM LILY, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, KEM PHOENIX, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, KEM ROSE, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, BRIDGE WATER TRUST

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, CHERRY TREE TRUST

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, FIRE STONE FAMILY TRUST

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, BRIAN M. BROWN REVOCABLE TRUST

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, THE HYUNG RA HAYES REVOCABLE TRUST

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, JAMES CACI

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, BALMORAL BLUE LIMITED

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Very truly yours, MARIO CARVAJAL

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Attorney-in Fact

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
By:	Jefferies LLC

/s/ Ashley Delp Walker
Name: Ashley Delp Walker
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
By:	Morgan Stanley & Co. LLC

/s/ Daniel Tay
Name: Daniel Tay
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
By:	Oversea-Chinese Banking Corporation Limited

/s/ David Cheng
Name: David Cheng
Title: Head, Corporate Finance

/s/ Lin Hanwei
Name: Lin Hanwei
Title: Head, Singapore Coverage, Corporate Finance

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
By:	UBS Securities LLC

/s/ Jake Ettore
Name: Jake Ettore
Title: Managing Director

/s/ Gretchen Richter
Name: Gretchen Richter
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
By:	UBS AG, Singapore Branch

/s/ Sarah Tsao
Name: Sarah Tsao
Title: Executive Director

/s/ Daryl Koh
Name: Daryl Koh
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
G Sonata Trust	965,517	-
Giocoso Holdings, LLC	689,655	-
Cadenza Holdings, LLC	344,828	-
Vivace Holdings, LLC	68,966	-
River Valley Ltd	2,068,966	-
KEM Lily, LLC	818,465	-
KEM Rose, LLC	818,465	-
KEM Phoenix, LLC	1,027,810	1,993,550
Fire Stone Family Trust	4,286,882	-
Bridge Water Trust	27,403	-
Cherry Tree Trust	27,403	-
Brian M. Brown Revocable Trust	500,000	-
The Hyung Ra Hayes Revocable Trust	550,000	-
James Caci	216,000	-
Balmoral Blue Limited	650,000	-
Mario Carvajal	230,000	-
Total:	13,290,360	1,993,550

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Jefferies LLC	5,980,662	897,097
Morgan Stanley & Co. LLC	2,259,361	338,904
Oversea-Chinese Banking Corporation Limited	1,860,650	279,097
UBS Securities LLC	3,189,687	478,452
Total:	13,290,360	1,993,550

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued September 15, 2025

2.	Pricing information:

Firm Shares to be sold by the Selling Shareholders: 13,290,360

Additional Shares to be sold by KEM Phoenix: 1,993,550

Public Offering Price: S$19.50 per share

Underwriting Commissions per Share: S$0.585

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[ • ], 2025

Jefferies LLC

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Oversea-Chinese Banking Corporation Limited

c/o Oversea-Chinese Banking Corporation Limited

63 Chulia Street

#10-00 OCBC Centre East

Singapore 049514

UBS Securities LLC (“UBS”)
c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC, Morgan Stanley & Co. LLC, Oversea-Chinese Banking Corporation Limited and UBS (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AvePoint, Inc., a Delaware corporation (the “Company”), and certain selling shareholders to be named in the Underwriting Agreement, providing for the public offering (the “Public Offering”) of certain shares (the “Shares”) of the shares of common stock, par value US$0.0001 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

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To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees with each Underwriter that, without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of UBS (in its capacity as representative on behalf of the Underwriters), [he/she/it] will not (and will procure that any direct or indirect controlled affiliate, including [list all entities each Selling Shareholder owns AvePoint shares through] will not), and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities in the following transactions:

(a)     any sales of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement;

(b)     transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions (other than a filing on Form 5 made after the expiration of the Restricted Period referred to above) in connection with such transfer or distribution;

(c)     transfers of Lock-Up Securities (i) as a bona fide gift, (ii) for bona fide estate planning purposes, (iii) upon death or by will, testamentary document or intestate succession, (iv) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this clause (c), “immediate family” shall mean any spouse or domestic partner and relationship by blood, current or former marriage or domestic partnership, or adoption, not more remote than first cousin), or (v) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary;

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(d)     distributions of Lock-Up Securities to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall sign and deliver a lock‑up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(e)     (i) the receipt by the undersigned from the Company of Securities upon the exercise of options or settlement of restricted stock units or other equity awards, or (ii) the transfer of Securities to the Company upon a vesting or settlement event of the Company’s restricted stock units or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities, options or restricted stock units (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding securities, options or restricted stock units (or the Securities issuable upon the exercise or settlement thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, provided that (x) the Securities received upon exercise or settlement of the security, option or restricted stock unit are subject to the terms of this Letter Agreement, and (y) in the case of either clause (i) or (ii), any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in clauses (i) or (ii), as the case may be, (B) no Securities were sold by the reporting person and (C) in the case of clause (i), the Securities received upon exercise or settlement of the option or restricted stock unit are subject to a lock-up agreement with the Underwriters of the Public Offering;

(f)     “sell-to-cover” transactions in connection with the exercise of options or vesting and settlement of restricted stock units pursuant to employee benefit plans (including equity incentive plans) described in the Prospectus, to satisfy applicable tax withholding obligations, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnote thereto that the filing relates to the circumstances described in this clause (f);

(g)     facilitating the establishment or modification of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (“10b5-1 Plan”), provided that (i) such 10b5-1 Plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such 10b5-1 Plan during the Restricted Period;

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(h)     sales of Securities under a 10b5-1 Plan that is existing as of the date hereof, provided that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, such filing shall state that such transaction has been executed under a 10b5-1 Plan and shall also state the date such 10b5-1 Plan was adopted; or

(i)     transactions as permitted with the prior written consent of UBS (in its capacity as representative on behalf of the Underwriters), which consent shall not be unreasonably withheld, conditioned or delayed.

In addition, the undersigned agrees that, without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of UBS (in its capacity as representative on behalf of the Underwriters), it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

In the event that a release is granted by UBS (in its capacity as representative on behalf of the Underwriters) to any person that (together with any of its affiliates) beneficially owns at least one percent (1%) or more of the aggregate Common Stock outstanding immediately following the completion of the Public Offering (calculated on a fully-diluted basis) and that is a party to a Lock-Up Agreement (other than the undersigned or any of its affiliates), relating to the restrictions set forth therein with respect to such person’s Lock-Up Securities (each, a “Release” and, collectively, “Releases”), the same percentage of Lock-Up Securities held directly or indirectly by the undersigned (including, for the avoidance of doubt, by any controlled affiliate that has separately delivered a Lock-Up Agreement in connection with the Public Offering) (the “Pro-Rata Release”) shall be immediately, fully and irrevocably released in the same manner and on the same terms from any remaining restrictions set forth above on a pro rata basis; provided that (i) UBS (in its capacity as representative on behalf of the Underwriters) shall make reasonable efforts to provide notice to the Company of any Release and setting forth the number of shares of the undersigned’s Lock-Up Securities proposed to be released; (ii) upon receipt of such notice from UBS (in its capacity as representative on behalf of the Underwriters), the Company will notify the undersigned of the requested Release within two business days. If the Company fails to notify the undersigned within two business days of the request of the Release, the failure to give such notice shall not give rise to any claim or liability against the Underwriters.

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Notwithstanding the foregoing, such Pro-Rata Release shall not be applied (a) to the extent that the aggregate holding percentage of the undersigned’s Lock-Up Securities subject to any such Release or Releases is less than or equal to one percent (1%) in the aggregate of the Common Stock outstanding immediately following the completion of the Public Offering (calculated on a fully-diluted basis), (b) if the Release is effected solely to permit a transfer not involving a disposition for value and the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration of the Restricted Period, or (c) to the extent the Release is determined, at the discretion of UBS (in its capacity as representative on behalf of the Underwriters), to be due to circumstances of emergency or hardship.

This agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, the date that the Underwriting Agreement is terminated or (d) the date that is two weeks from the date hereof if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
(Name)
(Address)

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EXHIBIT B

LOCK-UP PROVIDERS

1.	Xunkai Gong

2.	G Sonata Trust

3.	Giocoso Holdings, LLC

4.	Cadenza Holdings, LLC

5.	Vivace Holdings, LLC

6.	Tianyi Jiang

7.	River Valley Ltd

8.	Zhijian Lu

9.	Fire Stone Family Trust

10.	KEM Lily, LLC

11.	KEM Rose, LLC

12.	KEM Phoenix, LLC

13.	Bridge Water Trust

14.	Cherry Tree Trust

15.	Brian Brown

16.	Brian M. Brown Revocable Trust

17.	Hyung Ra Hayes

18.	The Hyung Ra Hayes Revocable Trust

19.	James Caci

20.	John Ho

21.	Balmoral Blue Limited

22.	Mario Carvajal

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